EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8
(No. 333-87874) of the Delaware County Bank and Trust Employee 401(k) Retirement Plan of our report dated June 22, 2006, appearing in this Annual Report of Form 11-K of the Delaware County Bank and Trust Employee 401(k) Retirement Plan for the year ended December 31, 2005.
/s/ Grant Thornton LLP
Cincinnati, OH
June 27, 2006